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Exhibit 10(n)

Summary of Non-Employee Director Compensation

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  Beginning January 1, 2014, cash compensation for non-employee Directors (may be deferred and invested in TCF Common Stock) consists of the following:

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  Annual Retainer of $60,000; and

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  An additional $20,000 annual retainer for Committee Chairs.

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  Inside Directors (Messrs. Cooper, Dahl, Jasper, and Winslow) are not compensated for service as Directors.

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  Directors Stock Grant Program:

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  Annually, non-employee Directors receive grants of TCF Common Stock equal to $45,000. For Directors elected after a stock grant has been awarded, a pro-rata stock grant is awarded;

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  The number of shares granted is determined by dividing $45,000 by the average of the high and low prices of TCF Common Stock on the grant date;

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  The stock grant vests annually, when the next grant is made;

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  Dividends are paid on unvested shares at the rate generally paid to holders of TCF Common Stock; and

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  Unvested shares will vest if a change in control occurs.

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  Non-employee Directors may defer fees and stock grants under the TCF Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan") until the end of their Board service.

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  Stock Ownership Guidelines:

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  Non-employee Directors are required to own shares of TCF Common Stock worth an amount equal to five times their annual base retainer (excluding any supplementary retainer for Committee chairs);

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  All shares of TCF Common Stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met. Stock options will not be counted toward the Stock Ownership Guidelines;

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  Directors have until the later of (i) January 16, 2017 or (ii) the fifth anniversary of their appointment to the Board to reach the applicable target ownership level; and

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  Despite not being applicable until January 16, 2017, all Directors satisfied the Stock Ownership Guidelines as of February 22, 2014, except for Mr. Ramstad who did not yet qualify due to the increased requirement caused by the change to a higher annual retainer and elimination of meeting fees.

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  TCF offers the TCF Matching Gift Program to supplement donations made by non-employee Directors to charitable organizations of their choice up to a maximum of $20,000 annually.

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  Indemnification rights are provided to Directors under TCF's Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

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  TCF reimburses Directors for travel and other expenses to attend Board meetings or attend to other Board business as a business expense, and TCF occasionally holds Board retreats at a remote location and pays Directors' travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors' spouses or significant others.

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  Exhibit 10(n)